--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 28, 2000

                               NEOFORMA.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                       000-28715                       77-0424252
       (STATE OR OTHER                 (COMMISSION FILE                (I.R.S. EMPLOYER
       JURISDICTION OF                     NUMBER)                  IDENTIFICATION NUMBER)
        INCORPORATION)

                      3061 ZANKER ROAD, SAN JOSE, CA 95134
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (408) 468-4000
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.

        EquipMD Audited Financial Statements

        (i)  Report of Independent Public Accountants, dated April 12, 2000

        (ii)  Consolidated Balance Sheet as of December 31, 1999

        (iii) Consolidated Statements of Operations for the period from inception (September 23, 1999) to December 31, 1999 and for period from inception (June 2, 1998) to October 31, 1999 of the Predecessor

        (iv) Consolidated Statements of Shareholders' Equity for the period from inception (September 23, 1999) to December 31, 1999 and for the ten months ended October 31, 1999 of the Predecessor

        (v) Consolidated Statements of Cash Flows for the period from inception (September 23, 1999) to December 31, 1999 and for the ten months ended October 31, 1999 of the Predecessor

        (vi)  Notes to Financial Statements

        EquipMD Unaudited Financial Statements

        (i) Consolidated Balance Sheets as of March 31, 2000 (unaudited) and December 31, 1999

        (ii) Consolidated Statements of Operations for the three month periods ended March 31, 2000 and 1999 (unaudited) and for the cumulative period from inception (September 23, 1999) to March 31, 2000 (unaudited)

        (iii) Consolidated Statements of Cash Flows for the three month periods ended March 31, 2000 and 1999 (unaudited) and for the cumulative period from inception (September 23, 1999) to March 31, 2000 (unaudited)

        (iv)  Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information.

        Pro Forma Combined Consolidated Financial Statements (unaudited):

        (i) Pro Forma Combined Consolidated Balance Sheet as of March 31, 2000 (unaudited)

        (ii) Pro Forma Combined Consolidated Statement of Operations for the three month period ended March 31, 2000 (unaudited)

        (iii) Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 1999 (unaudited)

        (iv) Notes to Pro Forma Combined Consolidated Financial Statements (unaudited)

                                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NEOFORMA.COM, INC.

                                          By: /s/ FREDERICK J. RUEGSEGGER
                                            ------------------------------------
                                          Frederick J. Ruegsegger
                                          Chief Financial Officer and Secretary

Dated: July 12, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EquipMD, Inc.:

     We have audited the accompanying consolidated balance sheet of EQUIPMD, INC. AND SUBSIDIARY (a Georgia corporation) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception (September 23, 1999) to December 31, 1999. We have also audited the statements of operations, stockholders' equity, and cash flows for the ten months ended October 31, 1999 of the Predecessor. These financial statements are the responsibility of the Company's and Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EquipMD, Inc. and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the period from inception (September 23, 1999) to December 31, 1999 and the results of operations and cash flows of the Predecessor for the ten months ended October 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Birmingham, Alabama
April 12, 2000

                          EQUIPMD, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 1,200,271
  Accounts receivable.......................................        4,566
                                                              -----------
          Total current assets..............................    1,204,837
                                                              -----------
GOODWILL, net of accumulated amortization of $162,724.......    2,766,312
OTHER NONCURRENT ASSET......................................      720,000
                                                              -----------
          Total assets......................................  $ 4,691,149
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable..............................................  $   300,000
  Accounts payable..........................................      177,535
  Accrued interest..........................................        4,214
                                                              -----------
          Total current liabilities.........................      481,749
                                                              -----------

MANDATORILY REDEEMABLE PREFERRED STOCK (Note 4):
  Series A, $.001 par value, 4,166,667 shares authorized,
     2,777,778 shares issued and outstanding................       83,241
  Series B, $.001 par value, 300,000 shares authorized,
     issued, and outstanding................................      302,975
                                                              -----------
                                                                  386,216
                                                              -----------

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 100,000,000 shares
     authorized, 15,277,778 shares issued and outstanding...       15,278
  Additional paid-in capital................................    4,963,097
  Accumulated deficit.......................................   (1,155,191)
                                                              -----------
          Total stockholders' equity........................    3,823,184
                                                              -----------
          Total liabilities and stockholders' equity........  $ 4,691,149
                                                              ===========

The accompanying notes are an integral part of this consolidated balance sheet.

                          EQUIPMD, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             PREDECESSOR
                                                                   -------------------------------------
                                                        FOR THE                                  FOR THE
                                                    PERIOD FROM                              PERIOD FROM
                                                      INCEPTION             FOR THE            INCEPTION
                                           (SEPTEMBER 23, 1999)    TEN MONTHS ENDED    (JUNE 2, 1998) TO
                                                TO DECEMBER 31,         OCTOBER 31,         DECEMBER 31,
                                                           1999                1999                 1998
                                           --------------------    ----------------    -----------------
                                                                                          (UNAUDITED)
REVENUE:
  Medical/surgical sales fees............      $     8,978            $  19,450            $   6,410
  Manufacturer fees......................            2,307               11,854                   --
  Non-medical sales fees.................              513                7,864                   --
                                               -----------            ---------            ---------
          Total revenue..................           11,798               39,168                6,410
                                               -----------            ---------            ---------

OPERATING EXPENSES:
  Payroll related........................           68,001              134,425               97,919
  Selling and marketing..................           71,115               31,733               26,291
  General and administrative.............          781,462               55,301               56,027
  Amortization of goodwill...............          162,724                   --                   --
                                               -----------            ---------            ---------
          Total operating expenses.......        1,083,302              221,459              180,237
                                               -----------            ---------            ---------
          Loss from operations...........       (1,071,504)            (182,291)            (173,827)

OTHER INCOME (EXPENSE):
  Interest income........................            7,871                   --                   --
  Interest expense.......................           (5,342)             (19,840)              (3,078)
                                               -----------            ---------            ---------
          Net loss.......................      $(1,068,975)           $(202,131)           $(176,905)
                                               ===========            =========            =========

 The accompanying notes are an integral part of these consolidated statements.

                          EQUIPMD, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                           COMMON STOCK       ADDITIONAL                     TOTAL
                                       --------------------    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                         SHARES     AMOUNT     CAPITAL       DEFICIT        EQUITY
                                       ----------   -------   ----------   -----------   -------------
BALANCE AT JUNE 2, 1998
  (Inception of Predecessor)
  (Unaudited)........................          --   $    --   $       --   $        --    $        --
  Net loss -- Predecessor............          --        --           --      (176,905)      (176,905)
                                       ----------   -------   ----------   -----------    -----------
BALANCE AT DECEMBER 31, 1998 --
  Predecessor (Unaudited)............          --        --           --      (176,905)      (176,905)
  Net loss -- Predecessor
     (audited).......................          --        --           --      (202,131)      (202,131)
                                       ----------   -------   ----------   -----------    -----------
BALANCE AT OCTOBER 31, 1999 --
  Predecessor (Unaudited)............          --        --           --      (379,036)      (379,036)
------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 23, 1999
  (Inception of EquipMD).............          --        --           --            --             --
  Net loss...........................          --        --           --    (1,068,975)    (1,068,975)
  Issuances of common stock..........  15,278,000    15,278    4,963,097            --      4,978,375
  Accretion of preferred stock to
     redemption value................          --        --           --       (64,516)       (64,516)
  Preferred stock dividends
     accrued.........................          --        --           --       (21,700)       (21,700)
                                       ----------   -------   ----------   -----------    -----------
BALANCE AT DECEMBER 31, 1999.........  15,278,000   $15,278   $4,963,097   $(1,155,191)   $ 3,823,184
                                       ==========   =======   ==========   ===========    ===========

 The accompanying notes are an integral part of these consolidated statements.

                          EQUIPMD, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 PREDECESSOR
                                                                     -----------------------------------
                                                 PERIOD FROM                               PERIOD FROM
                                                  INCEPTION              FOR THE            INCEPTION
                                             (SEPTEMBER 23, 1999)    TEN MONTHS ENDED    (JUNE 2, 1998)
                                               TO DECEMBER 31,         OCTOBER 31,       TO DECEMBER 31,
                                                     1999                  1999               1998
                                             --------------------    ----------------    ---------------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................      $(1,068,975)           $(202,131)          $(176,905)
                                                 -----------            ---------           ---------
  Adjustments to reconcile net loss to cash
     and cash equivalents used in operating
     activities:
     Amortization of goodwill..............          162,724                6,620                  --
     Change in assets and liabilities, net
       of effects from purchase of
       subsidiary:
       Increase in accounts receivable.....           (4,566)                  --                  --
       Increase in accounts payable and
          accruals.........................          102,713               78,157               8,551
                                                 -----------            ---------           ---------
          Total adjustments................          260,871               84,777               8,551
                                                 -----------            ---------           ---------
          Net cash used in operating
            activities.....................         (808,104)            (117,354)           (168,354)
                                                 -----------            ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................               --                   --             (13,646)
                                                 -----------            ---------           ---------
          Net cash used in investing
            activities.....................               --                   --             (13,646)
                                                 -----------            ---------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of note payable...               --              118,000             182,000
  Proceeds from issuance of Series A
     mandatorily redeemable preferred
     stock.................................        2,000,000                   --                  --
  Proceeds from issuance of common stock...            8,375                   --                  --
                                                 -----------            ---------           ---------
          Net cash provided by financing
            activities.....................        2,008,375              118,000             182,000
                                                 -----------            ---------           ---------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS..............................        1,200,271                  646                  --
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD...................................               --                   --                  --
                                                 -----------            ---------           ---------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD...................................      $ 1,200,271            $     646           $      --
                                                 ===========            =========           =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
  INFORMATION:
     Issuance of stock for purchase
       option..............................      $   720,000            $      --           $      --
                                                 ===========            =========           =========
     Accretion of preferred stock to
       redemption value....................      $    64,516            $      --           $      --
                                                 ===========            =========           =========
     Preferred stock dividends accrued.....      $    21,700            $      --           $      --
                                                 ===========            =========           =========
     Cash paid during the year for
       interest............................      $     1,198            $  19,840           $   3,078
                                                 ===========            =========           =========
     Purchase price of acquired stock
       (Note 2)............................      $ 2,550,000            $      --           $      --
     Negative net assets assumed...........          379,036                   --                  --
                                                 -----------            ---------           ---------
     Goodwill incurred.....................      $ 2,929,036            $      --           $      --
                                                 ===========            =========           =========

 The accompanying notes are an integral part of these consolidated statements.

                          EQUIPMD, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Formed in 1999, EquipMD, Inc. and Subsidiary (the "Company") is a supplier of internet-based procurement solutions to the physician marketplace (See Note
2).

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

GOODWILL

     Goodwill represents the amount of purchase price in excess of the fair value of the tangible net assets resulting from the 1999 acquisition (see Note
2) net of accumulated amortization. The goodwill is amortized on a straight-line basis over a period of three years. The Company continually evaluates the goodwill for impairment to determine if a write-down to net realizable value is necessary. No impairment has been recorded to date.

REVENUE RECOGNITION

     The Company categorizes its services into three primary service lines as follows: medical/surgical sales fees, manufacturer fees, and non-medical sales fees. Medical/surgical sales fees are derived from transaction fees paid by participating sellers of medical products on the Company's website. Manufacturer fees are derived from transaction fees paid by participating manufacturers who produce the medical equipment sold on the Company's website. Non-medical sales fees are derived from miscellaneous sources such as equipment leasing, insurance, and financial electronic claims submission.

     Transaction fee revenue represents the Company's percentage of the gross transaction fees at the time the buyer's order is confirmed or accepted by the seller.

STOCK-BASED COMPENSATION PLAN

     In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 allows companies which have stock-based compensation arrangements with employees to adopt a new fair-value basis of accounting for stock options and other equity instruments or to continue to apply the existing accounting rules under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, but with additional financial statement disclosure. The company has elected to account for stock-based compensation expense under APB No. 25 and make the required pro forma disclosures for compensation expense (see Note 5).

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

2. ACQUISITION

     In November 1999, the Company formed Lynx Acquisition Corp. as a wholly owned subsidiary for the purpose of acquiring all of the stock of Lynx Purchasing Services, LLC ("Lynx" or the "Predecessor"), a supplier of Internet-based procurement solutions to the physician marketplace. Accordingly, the operations of Lynx from the date of acquisition have been included in the accompanying consolidated statement of operations for the period from inception (September 23, 1999) to December 31, 1999. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date.

     The Company purchased Lynx through the issuance of 3,125,000 shares of the Company's common stock and 300,000 shares of Series B mandatorily redeemable preferred stock (see Note 4). The purchase price of $2,550,000 exceeded the fair value of the net assets acquired by $2,929,036 which amount was recorded as goodwill. The goodwill will be amortized over an estimated life of three years.

     During 1999, the Company issued 1,000,000 shares of common stock to Central Point Services, LLC, a computer licensing company. The shares were issued to obtain an option to purchase Central Point Services, LLC at a future date. The common stock was valued at $0.72 per share and is shown as Other Noncurrent Asset in the accompanying consolidated balance sheet.

3. NOTE PAYABLE

     With the acquisition by Lynx, the Company assumed the outstanding balance at the acquisition date on a line of credit which was being utilized to meet working capital needs. The total amount outstanding under the loan agreement was $300,000 at December 31, 1999. The loan agreement is personally guaranteed by certain stockholders of the Company. Maximum borrowings allowed under the agreement are $300,000, of which $0 was available at December 31, 1999. Interest is based on the bank's prime rate (9.0% at December 31, 1999). Interest expense incurred by the Company under the loan agreement for the period from inception (September 23, 1999) to December 31, 1999 was $5,342 and for the ten months ended October 31, 1999 amounted to $19,840.

4. MANDATORILY REDEEMABLE PREFERRED STOCK

     The Company has authorized 20,000,000 shares of preferred stock to be issued from time to time in different series of preferred issuances.

     In November 1999, the Company issued 2,777,778 shares of Series A mandatorily redeemable preferred stock ("Series A") at $0.72 per share.

     In November 1999, the Company issued 300,000 shares of Series B mandatorily redeemable preferred stock ("Series B") as partial consideration for the acquisition of Lynx by the Company. (See Note 2).

     The rights and preferences of the outstanding Series A and B are as follows:

DIVIDENDS

     The holders of Series A and B are entitled to receive cumulative dividends prior to and in preference to any declaration or payment of any dividend on the common stock at the rate of 8% and 7%, respectively, per share per annum. The dividends shall accrue from day to day, whether or not earned or declared. As of December 31, 1999, no dividends have been paid but have been accrued and are included in the accompanying balance sheet as part of mandatorily redeemable preferred stock.

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding up of the Company, holders of Series A are entitled to receive $0.72 per share, plus all dividends accrued but unpaid. Holders of Series B are entitled to an amount equal to each holder's cost basis plus all dividends accrued but unpaid. If upon liquidation, the Company's assets to be distributed among the holders of the Series A and B are insufficient to permit payment in full of the Series A and B liquidation values to such holders, such assets will be distributed ratably among them based upon aggregate Series A and B liquidation values of the Series A and B held by each holder.

MANDATORY REDEMPTION

     The Company may redeem the Series A at any time in its sole discretion provided, however, that the Company must redeem the Series A no later than the earlier of the (i) closing of a qualified public offering and (ii) January 31, 2005 (the "Redemption Date"). The redemption price of the Series A will be $0.72 per share plus accrued but unpaid dividends and shares of common stock equal to the number of shares of preferred stock being redeemed. Since the redemption will include common stock equal to the number of shares of preferred stock being redeemed, the initial value of the preferred Series A issuance has been allocated to common stock. From the date of issuance of the preferred stock to the redemption date of January 31, 2005, the Company will accrete up to the redemption price. Such accretion amounted to $64,516 for the period from inception (September 23, 1999) to December 31, 1999 and was charged to retained earnings.

     Upon the earliest to occur of (i) the sale of all or substantially all of the assets of the Company, (ii) an initial public offering of the Company's common stock, or (iii) November 5, 2002, any holder of Series B may require the Company to redeem in cash all or less than all of the outstanding Series B held by each holder based on the holder's cost basis in the shares as adjusted for dividends accrued but unpaid.

VOTING RIGHTS

     Each holder of the Series A are entitled to cast such number of votes at any given time that such holder would be entitled to cast if such holder held the shares of common stock that such holder would be entitled to receive if such holder's shares of the Series A were then redeemed by the Company.

5. EMPLOYEE STOCK OPTIONS

     On November 30, 1999, the Company adopted a stock option plan (the "Plan") and the Board of Directors reserved 2,875,838 shares of common stock for issuance under the Plan. On this date, such options were granted. The Plan allows the issuance of nonqualified stock options at exercise prices approximating fair value of the underlying shares on the grant date. Options granted under the Plan vest at a rate of 12.5% per quarter commencing on the last day of the first full calendar quarter following the grant date and expire ten years from the date of grant. As of December 31, 1999, options for 2,875,838 shares were outstanding (See Note 7).

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

     Stock option activity was as follows:

                                                              FOR THE PERIOD FROM INCEPTION
                                                                 (SEPTEMBER 23, 1999) TO
                                                                    DECEMBER 31, 1999
                                                              -----------------------------
                                                                               WEIGHTED
                                                                NUMBER          AVERAGE
                                                              OF SHARES     EXERCISE PRICE
                                                              ----------    ---------------
Outstanding, beginning of period............................         --          $  --
Granted.....................................................  2,875,838           0.72
Exercised...................................................         --             --
Canceled or expired.........................................         --             --
                                                              ---------          -----
Outstanding, end of period..................................  2,875,838          $0.72
                                                              =========          =====

     The Company accounts for the Plan under the provisions of APB No. 25. Had compensation expense for the Plan been determined based on the fair value at the grant dates for awards consistent with the method of SFAS 123, the Company's net loss would not have been materially different from what was reported for any of the periods in the accompanying statement of operations.

6. INCOME TAXES

     The Company accounts for income taxes pursuant to the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined using the current applicable enacted tax rate and provisions of the enacted tax law.

     Due to the Company's loss position, there was no provision for income taxes for the period from inception (September 23, 1999) to December 31, 1999 nor for the ten months ended October 31, 1999 for the predecessor.

     At December 31, 1999, the Company had cumulative net operating loss carryforwards of approximately $400,000 for federal and state income tax purposes. Due to there not being a history of taxable income for the Company, a valuation allowance for all of the net operating loss carryforwards has been recorded.

7. SUBSEQUENT EVENTS

     Subsequent to December 31, 1999, the Company issued the remaining 1,388,889 authorized shares of Series A Preferred Stock. The total proceeds received amounted to $1.0 million.

     On February 7, 2000, the Board of Directors authorized and the Company granted an option to purchase up to 208,796 shares of common stock at an exercise price of $0.90 per share.

     On February 21, 2000, Board of Directors authorized and the Company granted an option to purchase up to 874,566 shares of common stock at an exercise price of $0.90 per share.

     On March 16, 2000, the Company acquired substantially all of the assets of Central Point Services, LLC, a computer licensing company. The acquisition was accounted for using the purchase method of accounting. The total purchase price consisted of $250,000 in cash, the issuance of 253,750 shares of the Company's common stock, and a $1,750,000 promissory note due in quarterly payments of $62,578 over 24 months, at which time the unpaid principal balance and accrued interest becomes due. Interest accrues on the outstanding principal balance at a rate of 7.5% per annum.

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

     On March 22, 2000, the Board of Directors reserved 318,163 shares of common stock for issuance under the Company's stock option plan.

     On March 27, 2000, the Company signed a definitive agreement with Neoforma.com, Inc. whereby Neoforma.com, Inc. will acquire all of the outstanding capital stock and options of the Company in exchange for approximately 5.4 million shares of Neoforma.com, Inc.'s common stock. The acquisition will be accounted for using the purchase method of accounting.

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

                          EQUIPMD, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          2000
                                                              ------------   -----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 1,200,271    $ 1,432,946
  Accounts receivable.......................................        4,566         19,743
                                                              -----------    -----------
          Total current assets..............................    1,204,837      1,452,689
                                                              -----------    -----------
GOODWILL....................................................    2,766,312      5,429,651
OTHER NONCURRENT ASSET......................................      720,000             --
                                                              -----------    -----------
          Total assets......................................  $ 4,691,149    $ 6,882,340
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable, current portion............................  $   300,000    $   737,734
  Accounts payable..........................................      177,535        469,045
  Accrued payroll...........................................           --        186,813
  Accrued interest..........................................        4,214         10,802
                                                              -----------    -----------
          Total current liabilities.........................      481,749      1,404,394
                                                              -----------    -----------
NOTES PAYABLE, net of current portion.......................           --      1,312,266
                                                              -----------    -----------
MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:
  Series A --
     Authorized -- 4,166,667 shares
     Issued and outstanding: 2,777,778 shares at December
      31, 1999 and 4,166,667 shares at March 31, 2000; par
      value $0.001..........................................       83,241        274,191
  Series B --
     Authorized -- 300,000 shares
     Issued and outstanding: 300,000 shares at December 31,
      1999 and March 31, 2000; par value $0.001.............      302,975        308,225
                                                              -----------    -----------
                                                                  386,216        582,416
                                                              -----------    -----------
STOCKHOLDERS' EQUITY:
  Common Stock $0.001 par value:
     Authorized -- 100,000,000 shares
     Issued and outstanding: 15,277,778 shares at December
      31, 1999 and 15,531,528 shares at March 31, 2000......       15,278         15,532
  Additional paid-in capital................................    4,963,097      6,189,829
  Accumulated deficit.......................................   (1,155,191)    (2,622,097)
                                                              -----------    -----------
          Total stockholders' equity........................    3,823,184      3,583,264
                                                              -----------    -----------
          Total liabilities and stockholders' equity........  $ 4,691,149    $ 6,882,340
                                                              ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

                          EQUIPMD, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                        FOR THE             PREDECESSOR
                                                                      PERIOD FROM         ---------------
                                               FOR THE QUARTER         INCEPTION          FOR THE QUARTER
                                                    ENDED         (SEPTEMBER 23, 1999)         ENDED
                                                  MARCH 31,           TO MARCH 31,           MARCH 31,
                                                    2000                  2000                 1999
                                               ---------------    --------------------    ---------------
REVENUE:
  Medical/surgical sales fees................    $    36,317          $    45,295            $ 17,198
  Manufacturer fees..........................          5,513                7,820               3,039
  Non-medical sales fees.....................            609                1,122               4,590
                                                 -----------          -----------            --------
          Total revenue......................         42,439               54,237              24,827
OPERATING EXPENSES:
  Payroll related............................        385,199              453,200              42,556
  Selling and marketing......................         50,149              121,264              20,155
  General and administrative.................        601,970            1,383,432              30,052
  Amortization of goodwill...................        285,036              447,760                  --
                                                 -----------          -----------            --------
          Total operating expenses...........      1,322,354            2,405,656              92,763
                                                 -----------          -----------            --------
     Loss from operations....................     (1,279,915)          (2,351,419)            (67,936)
OTHER INCOME (EXPENSE):
  Interest income............................         19,716               27,587                  --
  Interest expense...........................        (11,896)             (17,238)             (5,353)
                                                 -----------          -----------            --------
     Net loss................................    $(1,272,095)         $(2,341,070)           $(73,289)
                                                 ===========          ===========            ========
  Accretion/dividends related to preferred
     stockholders............................       (194,811)            (281,027)                 --
                                                 -----------          -----------            --------
  Net loss attributable to common
     stockholders............................    $(1,466,906)         $(2,622,097)           $(73,289)
                                                 ===========          ===========            ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

                          EQUIPMD, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                              PREDECESSOR
                                                                         PERIOD FROM        ---------------
                                                   FOR THE QUARTER        INCEPTION         FOR THE QUARTER
                                                        ENDED        (SEPTEMBER 23, 1999)        ENDED
                                                      MARCH 31,          TO MARCH 31,          MARCH 31,
                                                        2000                 2000                1999
                                                   ---------------   --------------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss.......................................    $(1,272,095)        $(2,341,070)          $(73,289)
  Adjustment to reconcile net loss to net cash
     and cash equivalents used in operating
     activities:
  Amortization of goodwill.......................        285,036             447,760                 --
  Change in assets and liabilities, net of
     acquisitions:
     Accounts receivable, net....................        (15,177)            (19,743)           (11,925)
     Accounts payable and accruals...............        484,911             587,624             13,898
                                                     -----------         -----------           --------
       Net cash used in operating activities.....       (517,325)         (1,325,429)           (71,316)
                                                     -----------         -----------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for the acquisition of Central Point
     Services, LLC...............................       (250,000)           (250,000)                --
  Capital expenditures...........................             --                  --             (2,409)
                                                     -----------         -----------           --------
       Net cash used in investing activities.....       (250,000)           (250,000)            (2,409)
                                                     -----------         -----------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of note payable.....             --                  --             74,627
  Proceeds from the issuance of Series A
     mandatorily redeemable convertible preferred
     stock.......................................      1,000,000           3,000,000                 --
  Proceeds from the issuance of common stock.....             --               8,375
                                                     -----------         -----------           --------
       Net cash provided by financing
          activities.............................      1,000,000           3,008,375             74,627
                                                     -----------         -----------           --------
       Net increase in cash and cash
          equivalents............................        232,675           1,432,946                902
CASH AND CASH EQUIVALENTS, beginning of period...      1,200,271                  --               (407)
                                                     -----------         -----------           --------
CASH AND CASH EQUIVALENTS, end of period.........    $ 1,432,946         $ 1,432,946           $    495
                                                     ===========         ===========           ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  INFORMATION:
  Cash paid during the period for interest.......    $     1,094         $     2,292           $  3,583
                                                     ===========         ===========           ========
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
  ACTIVITIES:
  Issuance of stock for purchase option..........    $        --         $   720,000           $     --
                                                     ===========         ===========           ========
  Accretion of preferred stock to redemption
     value.......................................    $   129,561         $   194,077           $     --
                                                     ===========         ===========           ========
  Preferred stock dividends accrued..............    $    65,250         $    86,950           $     --
                                                     ===========         ===========           ========
  Purchase price of acquired stock...............    $        --         $ 2,550,000           $     --
  Negative net assets assumed....................             --             379,036                 --
                                                     -----------         -----------           --------
  Goodwill incurred..............................    $        --         $ 2,929,036           $     --
                                                     ===========         ===========           ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          EQUIPMD, INC. AND SUBSIDIARY

                               DECEMBER 31, 1999

                          EQUIPMD, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the consolidated financial statements for the year ended December 31, 1999 and for the cumulative period from September 23, 1999 (inception) to December 31, 1999 and notes thereto included herein.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of EquipMD, Inc. and its wholly owned subsidiary Central Point Services, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

GOODWILL

     Goodwill consists of the amount of purchase price in excess of the fair value of the tangible net assets, in the acquisitions of Lynx Purchasing Services, LLC (or the "Predecessor") and Central Point Services, LLC (See Note
3). Goodwill is amortized on a straight-line basis over a period of 3 years. Intangibles are evaluated quarterly for impairment and written down to net-realizable value, if necessary. No impairment has been recorded to date.

COMPREHENSIVE INCOME

     Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. There were no components of comprehensive income for the quarters ended March 31, 1999 and 2000 and for the period from inception (September 23, 1999) to March 31, 2000.

SEGMENT INFORMATION

     The Company identifies its operating segments based on business activities, management responsibility and geographical location. During the quarters ended March 31, 1999 and 2000 and for the period from inception (September 23, 1999) to March 31, 2000 the Company operated in a single business segment supplying internet-based procurement solutions to the physician marketplace. Through March 31, 2000, foreign operations have not been significant in either revenue or investment in long-lived assets.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company will adopt SAB 101 as required in the fourth quarter of 2000. Management does not expect the adoption of SAB 101 to have a material impact on its consolidated results of operations and financial position.

                          EQUIPMD, INC. AND SUBSIDIARY

3. ACQUISITION

     On March 16, 2000, the Company acquired substantially all of the assets of Central Point Services, LLC, a computer licensing company. The acquisition was accounted for using the purchase method of accounting. The total purchase price consisted of $250,000 in cash, the issuance of 253,750 shares of the Company's common stock valued at $228,375, and a $1,750,000 promissory note due in quarterly payments of $62,578 for 8 quarters, at which time the unpaid principal balance and accrued interest become due. Interest accrues on the outstanding principal balance at a rate of 7.5% per annum. As a result of the acquisition, the noncurrent asset at December 31, 1999 amounting to $720,000 was considered part of the consideration to Central Point Services, LLC. Thus, such amounts are included in Goodwill in the accompanying consolidated balance sheet as of March 31, 2000.

4. NOTES PAYABLE

     With the acquisition by Predecessor, the Company assumed the outstanding balance of a line of credit, which was being utilized to meet working capital needs. The total amount outstanding under the loan agreement was $300,000 at December 31, 1999 and March 31, 2000. The loan agreement is personally guaranteed by certain stockholders of the Company. Maximum borrowings allowed under the agreement are $300,000, of which $0 was available at March 31, 2000. Interest is based on the bank's prime rate (9.0% at March 31, 2000).

     As part of the purchase price of Central Point Services, LLC, the Company issued in March 2000 a promissory note payable to owners of Central Point Services, LLC in the amount of $1,750,000. The note bears interest at 7.5% per annum and is payable in 8 quarterly installments of $62,578, at which time the unpaid principal balance and accrued interest become due and payable. At March 31, 2000, the remaining principal balance was $1,750,000. According to the provisions of the note, a payment amounting to $250,000 on the note is due upon change of control. As a result of the purchase of the Company by Neoforma.com, Inc. ("Neoforma.com") (see Note 5), under the change of control provisions, the Company included this $250,000 payment in the current portion of notes payable at March 31, 2000.

5. SUBSEQUENT EVENTS

     In April 2000, Neoforma.com, Inc. ("Neoforma.com") acquired the Company, pursuant to an Agreement and Plan of Merger, dated as of March 24, 2000 (the "Agreement"). Under the terms of the Agreement, the Company's shareholders received an aggregate of 4,374,066 shares of the Neoforma.com's Common Stock, and the Company's optionholders received the right to purchase 1,075,502 shares of the Neoforma.com's Common Stock pursuant to the Company options that were assumed.

                               NEOFORMA.COM, INC.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

     In August 1999, Neoforma.com, Inc. ("Neoforma.com"), completed the acquisition of GAR which has been accounted for as a purchase. Accordingly, the results of operations of GAR have been included in the historical consolidated statement of operations of Neoforma.com commencing on the date of acquisition. The Industrial Products operations of GAR was sold to an owner of GAR ("Owner") prior to its acquisition. Accordingly, the revenue and direct expenses (consisting of only the salary of the Owner and certain employees) are eliminated in the accompanying pro forma statements of operations.

     In November 1999, Neoforma.com completed the acquisition of FDI which has been accounted for as a purchase. Accordingly, the results of operations of FDI have been included in the historical consolidated statement of operations of Neoforma.com commencing on the date of acquisition.

     In January 2000, Neoforma.com acquired all of the outstanding common stock and options of Pharos in exchange for 2.0 million shares of Neoforma.com common stock valued at approximately $22.2 million (at an assumed value of $11.00 per share) and forgiveness of a $500,000 promissory note. The acquisition will be accounted for as a purchase.

     In March 2000, Neoforma.com acquired U.S. Lifeline, Inc. ("USL") a healthcare content company. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date.

     The total purchase price of approximately $7.2 million, consisted of approximately 61,000 shares of common stock valued at $2.8 million, $3.5 million in cash and estimated assumed liabilities of approximately $912,000. In the initial allocation of the purchase price, $682,000 and $6.5 million was allocated to tangible assets and goodwill, respectively. The goodwill will be amortized over an estimated useful life of 5 years.

     In April 2000, Neoforma.com acquired EquipMD in exchange for approximately
4.4 million shares of Neoforma.com common stock and options to purchase 1.1 million shares of Neoforma.com common stock at various prices. The acquisition is valued at approximately $155.3 million (at an assumed price of $28.89 per share) and will be accounted for as a purchase. The inception of EquipMD was September 23, 1999.

          In November 1999, EquipMD acquired Lynx Purchasing Services ("Lynx") which was deemed to be a predecessor entity. Thus, the amounts for the twelve months ended December 31, 1999 represent operating activity for EquipMD from inception plus the full years activity of its predecessor entity.

          The accompanying unaudited pro forma condensed combined statement of operations of Neoforma.com combined with Neoforma.com's previous acquisitions of GAR, FDI, Pharos, and USL ("Previous Acquisitions") and EquipMD for the year ended December 31, 1999 assumes that the acquisitions took place as of the beginning of the year. The statement combines Neoforma.com's Previous Acquisitions and EquipMD's statements of operations for the year ended December 31, 1999, including the results of operations for GAR and FDI for the period from January 1, 1999 through the date of acquisition by Neoforma.com.

          The accompanying unaudited pro forma condensed combined statement of operations of Neoforma.com combined with Neoforma.com's previous acquisitions of Pharos and USL ("Previous Acquisitions") and EquipMD for the quarter ended March 31, 2000 assumes the acquisitions took place as of the beginning of the year. The statement combines Neoforma.com's and EquipMD's statements of operations for the quarter ended March 31, 2000 and the results of operations for the Previous Acquisitions for the period from January 1, 2000 through the date of acquisition by Neoforma.com.

          The unaudited pro forma condensed combined balance sheet as of March 31, 2000 combines Neoforma.com's March 31, 2000 balance sheet with EquipMD's March 31, 2000 balance sheets.

     The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisitions had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based on the information available at the time of the filing of this document.

     The historical financial statements of EquipMD, are included elsewhere in this document and the unaudited pro forma condensed combined information presented herein should be read in conjunction with those financial statements and related notes.

                               NEOFORMA.COM, INC.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                        NEOFORMA.COM
                                                                          PRO FORMA      PRO FORMA
                                                NEOFORMA.COM   EQUIPMD   ADJUSTMENTS      COMBINED
                                                ------------   -------   -----------    ------------
CURRENT ASSETS:
  Cash and cash equivalents...................    $102,192     $1,433                     $103,625
  Short-term investments......................      11,574         --                       11,574
  Accounts receivable.........................         884         20                          904
  Prepaid expenses and other current assets...       3,681         --                        3,681
  Deferred debt costs, current portion........         413         --                          413
                                                  --------     ------                     --------
       Total current assets...................     118,744      1,453                      120,197
LONG-TERM INVESTMENTS.........................       2,198         --                        2,198
PROPERTY AND EQUIPMENT, NET...................      20,513         --                       20,513
OTHER ASSETS..................................       6,480         --                        6,480
OTHER INTANGIBLES.............................       3,765         --       19,100(D)       22,865
GOODWILL......................................      33,158      5,429      100,690(D)      139,277
                                                  --------     ------                     --------
       Total assets...........................    $184,858     $6,882                     $311,530
                                                  ========     ======                     ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Notes payable, current portion..............    $  3,383     $  738                     $  4,121
  Accounts payable and other accrued
     liabilities..............................      19,656        666        5,341(C)       25,663
  Deferred revenue............................         871         --                          871
                                                  --------     ------                     --------
       Total current liabilities..............      23,910      1,404                       30,655
                                                  --------     ------                     --------
NOTES PAYABLE, less current portion...........       7,124      1,312                        8,436
                                                  --------     ------                     --------
MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
  STOCK.......................................          --        583         (583)(C)          --
STOCKHOLDERS' EQUITY (DEFICIT)................     153,824      3,583      130,032(C)      272,439
                                                                           (15,000)(D)
                                                  --------     ------                     --------
       Total liabilities and stockholders'
          equity (deficit)....................    $184,858     $6,882                     $311,530
                                                  ========     ======                     ========

                               NEOFORMA.COM, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             NEOFORMA.COM
                                                       PREVIOUS                PRO FORMA      PRO FORMA
                                      NEOFORMA.COM   ACQUISITIONS   EQUIPMD   ADJUSTMENTS      COMBINED
                                      ------------   ------------   -------   -----------    ------------
REVENUE:
  Transaction fees..................    $    929       $   864      $   51                     $  1,844
  Website sponsorship fees and
     other..........................          75         1,363          --                        1,438
                                        --------       -------      -------                    --------
          Total revenue.............       1,004         2,227          51                        3,282
OPERATING EXPENSES:
  Operations........................       5,006           230          --                        5,236
  Product development...............       6,813           238          --                        7,051
  Selling and marketing.............      14,303           828         203                       15,334
  General and administrative........       9,566         2,780         938                       13,284
  Amortization of intangibles and
     goodwill.......................         715            --         163       30,296(A)       31,174
  Amortization of deferred
     compensation...................      13,211            --          --        7,684(B)       20,895
  Cost of warrant issued to
     recruiter......................       2,364            --          --                        2,364
                                        --------       -------      -------                    --------
          Total operating
            expenses................      51,978         4,076       1,304                       95,338
                                        --------       -------      -------                    --------
  Loss from operations..............     (50,974)       (1,849)     (1,253)                     (92,056)
OTHER INCOME (EXPENSE), NET.........         (46)           14         (17)                         (49)
                                        --------       -------      -------                    --------
  Net loss..........................    $(51,020)      $(1,835)     $(1,270)                   $(92,105)
                                        ========       =======      =======                    ========
NET LOSS PER SHARE:
  Basic and diluted.................    $ (19.15)                                              $  (9.78)
                                        ========                                               ========
  Weighted average shares -- basic
     and diluted....................       2,664                                                  9,422
                                        ========                                               ========

                               NEOFORMA.COM, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              NEOFORMA.COM
                                                         PREVIOUS                PRO FORMA     PRO FORMA
                                        NEOFORMA.COM   ACQUISITIONS   EQUIPMD   ADJUSTMENTS     COMBINED
                                        ------------   ------------   -------   -----------   ------------
REVENUE:
  Transaction fees....................    $    855        $  --       $   42                    $    897
  Website sponsorship fees and
     other............................         351          243           --                         594
                                          --------        -----       -------                   --------
          Total revenue...............       1,206          243           42                       1,491
OPERATING EXPENSES:
  Operations..........................       3,005           55           --                       3,060
  Product development.................       4,983           40           --                       5,023
  Selling and marketing...............       9,903           59          243                      10,205
  General and administrative..........       3,802          411          794                       5,007
  Amortization of intangibles.........       1,311           --          285    6,438(A)           8,034
  Amortization of deferred
     compensation.....................       8,466           --           --       1,921(B)       10,387
  Write off of acquired in-process
     research and development.........       3,000           --           --                       3,000
                                          --------        -----       -------                   --------
          Total operating expenses....      34,470          565        1,322                      44,716
                                          --------        -----       -------                   --------
  Loss from operations................     (33,264)        (322)      (1,280)                    (43,225)
OTHER INCOME (EXPENSE), NET...........       1,287           --            8                       1,295
                                          --------        -----       -------                   --------
  Net loss............................    $(31,977)       $(322)      $(1,272)                  $(41,930)
                                          ========        =====       =======                   ========
NET LOSS PER SHARE:
  Basic and diluted...................    $  (0.77)                                             $  (0.87)
                                          ========                                              ========
  Weighted average shares -- basic and
     diluted..........................      41,520                                                47,929
                                          ========                                              ========

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

     The total purchase price of the EquipMD acquisition has been allocated to acquired assets based on estimates of their fair values. The estimated fair value of the common stock to be issued ($28.89 per share) is based on the average closing price of Neoforma.com common stock on the three days prior and subsequent to the day the merger was announced which was March 27, 2000. The purchase price of approximately $138,956 million has been assigned as follows:

Current assets..............................................  $  1,453
Acquired in-process research and development................    15,000
Assembled workforce.........................................       100
Customer list...............................................    19,000
Goodwill....................................................   106,120
                                                              --------
Less: Liabilities assumed...................................    (2,717)
                                                              --------
                                                              $138,956
                                                              ========

     The adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and for the quarter ended March 31, 2000 assume the acquisitions occurred as of the beginning of each period, and are as follows:

          (A) To reflect the amortization of approximately $24.8 million and $5.9 million of estimated goodwill and other intangibles resulting from the EquipMD acquisition for the year ended December 31, 1999 and the quarter ended March 31, 2000, respectively. The intangible assets will be amortized over five years. Also includes amortization of approximately $5.5 million and $0.5 million of estimated goodwill and other intangibles resulting from the previous acquisitions of GAR and FDI in 1999 and Pharos and USL in 2000, respectively. These intangible assets are being amortized over a three to seven year period.

          (B) To reflect the amortization of $7.8 million and $1.9 million in deferred compensation recorded for the year ended December 31, 1999 and the quarter ended March 31, 2000, respectively, in connection with options to purchase 806,627 shares of Neoforma.com common stock at an exercise price of $2.92 granted to EquipMD employees. The options vest over a three year period, assuming continued employment, and replaced fully vested EquipMD options and include original exercise terms and prices.

     The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2000 are as follows:

          (C) To reflect the purchase price paid for EquipMD as follows: issuance of the Company's common stock and options to purchase common stock valued at approximately $133.6 million, and acquisition-related expenses of approximately $5.3 million.

          (D) To reflect Goodwill, other intangibles and in-process research and development of $140.2 million resulting from the acquisitions. We expect to allocate approximately $15.0 million of the purchase price to in-process research and development, which will be expensed upon consummation of the acquisition as it has not reached technological feasibility and, in the opinion of management, has no alternative future use. The estimated amount allocated is subject to future adjustment. This amount has not been reflected in the accompanying pro forma statements of operations as it is a nonrecurring charge, but has been reflected as an adjustment to stockholders' equity (deficit) in the accompanying pro forma balance sheet.

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